As filed with the Securities and Exchange Commission on November 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nextracker Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	36-5047383
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6200 Paseo Padre Parkway, Fremont, California 94555

(Address of Principal Executive Offices) (Zip Code)

Second Amended and Restated 2022 Nextracker Inc. Equity Incentive Plan

(Full Title of the Plan)

Léah Schlesinger

General Counsel

Nextracker Inc.

6200 Paseo Padre Parkway

Fremont, California 94555

(510) 270-2500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Emily Roberts

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

(650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Nextracker Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register an additional 11,100,000 shares of the Registrant’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that may be offered pursuant to the Second Amended and Restated 2022 Nextracker Inc. Equity Incentive Plan, as amended and restated effective as of August 19, 2024 (the “Plan”), and any additional Class A Common Stock that becomes issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”). An amendment and restatement of the Plan to increase the number of shares of Class A Common Stock authorized to be issued under the Plan by 11,100,000 shares was approved by the Registrant’s Board of Directors on June 14, 2024 and by the Registrant’s stockholders on August 19, 2024.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on February 13, 2023 (Registration No. 333-269722) to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended March 31, 2024 (the “Annual Report”), filed with the Commission on May 28, 2024, as amended by Form 10-K/A, filed with the Commission on June 6, 2024, including the sections of the Registrant’s Definitive Proxy Statement on Form 14A for the Registrant’s 2024 Annual Meeting of Stockholders, as filed with the Commission on June 26, 2024, incorporated by reference in the Annual Report;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (a) above, including the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended June 28, 2024 and September 27, 2024, as filed with the Commission on August 6, 2024 and November 1, 2024, respectively, and the Registrant’s Current Reports on Form 8-K, as filed with the Commission on June 14, 2024, June 20, 2024, June 21, 2024, August 1, 2024 and August 19, 2024; and

(c) The description of the Registrant’s Class A Common Stock included as Exhibit 4.1 to the Annual Report, including any amendment or report filed for purposes of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 8.   Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Nextracker Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, filed on March 9, 2023).

4.2	Amended and Restated Bylaws of Nextracker Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, filed on March 9, 2023).

5.1*	Opinion of Davis Polk & Wardwell LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

99.1	Second Amended and Restated 2022 Nextracker Inc. Equity Incentive Plan, as amended and restated effective as of August 19, 2024 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2024, filed on November 1, 2024).

107*	Filing Fee Table.

*	Each document marked with an asterisk is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fremont, California, on the 1st day of November, 2024.

Nextracker Inc.

By:	/s/ Daniel Shugar
Daniel Shugar
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Daniel Shugar and Charles Boynton as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Nextracker Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Daniel Shugar	Chief Executive Officer; Director	November 1, 2024
Daniel Shugar	(principal executive officer)

/s/ Charles Boynton	Chief Financial Officer	November 1, 2024
Charles Boynton	(principal financial officer)

/s/ David Bennett	Chief Accounting Officer	November 1, 2024
David Bennett	(principal accounting officer)

/s/ Julie Blunden	Director	November 1, 2024
Julie Blunden

/s/ Jonathan Coslet	Director	November 1, 2024
Jonathan Coslet

/s/ Jeffrey B. Guldner	Director	November 1, 2024
Jeffrey B. Guldner

/s/ Steven Mandel	Director	November 1, 2024
Steven Mandel

/s/ Willy Shih	Director	November 1, 2024
Willy Shih

/s/ Brandi Thomas	Director	November 1, 2024
Brandi Thomas

/s/ William D. Watkins	Director	November 1, 2024
William D. Watkins

/s/ Howard Wenger	Director	November 1, 2024
Howard Wenger